Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 31, 2006 relating to the financial statements and financial statement schedule, which appears in Atlantic Tele-Network, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
May 31, 2006